UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 29, 2016 (August 23, 2016)

NEW YORK GLOBAL INNOVATIONS INC.
 (Exact Name of Registrant as Specified in Its Charter)

DELAWARE
 (State or Other Jurisdiction of Incorporation)
000-24431	84-1417774
(Commission File Number)	(IRS Employer Identification No.)

18 East 16th Street, Suite 307, New York, NY	10003
(Address of Principal Executive Offices)	(Zip Code)

(646) 233-1454
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, regarding our business, clinical trials, financial condition, expenditures, results of operations and prospects. Words such as “expects,” “anticipates,” “intends,” “plans,” “planned expenditures,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not deemed to represent an all-inclusive means of identifying forward-looking statements as denoted in this prospectus, any prospectus supplement and the documents we incorporate by reference. Additionally, statements concerning future matters are forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission (“SEC”) which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

In this Current Report, unless otherwise specified, all dollar amounts are expressed in United States dollars. Except as otherwise indicated by the context, references in this report to “Company”, “we,” “us” and “our” are references to New York Global Innovations Inc., including the operating and financial results of Artemis Therapeutics Inc.

BACKGROUND

On August 23, 2016, New York Global Innovations Inc., a Delaware corporation, consummated its Agreement and Plan of Merger (the “Merger Agreement”) with Artemis Therapeutics Inc., a Delaware corporation (“Artemis”) and Artemis Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company (the “Subsidiary”), pursuant to which Artemis merged with and into the Subsidiary, with Artemis being the surviving entity (the “Merger”).

Pursuant to the terms of the Merger Agreement, upon the effectiveness of the Merger (such time being referred to as the “Effective Time”), the Company issued an aggregate of 23,000,000 shares of common stock and 2,562 shares of the Company’s newly designated Series B Convertible Preferred Stock (the “Series B Preferred Stock”) to the Artemis stockholders, such that each outstanding share of Artemis common stock was exchanged for the right to receive 2,500 shares of the Company’s common stock and 0.2562 shares of the Company’s Series B Preferred Stock (each share is convertible into 72,682.814 shares of the Company’s common stock). As such, at the Effective Time, the Artemis stockholders owned an equivalent of approximately 73% of the Company’s common stock, on a fully diluted basis. After giving effect to the Merger, Artemis became a wholly owned subsidiary of the Company.  Following the Merger, the Company adopted the business plan of Artemis. Artemis is a biotechnology company developing a drug candidate for treatment of human cytomegalovirus.

In conjunction with the consummation of the Merger, the Company closed on a private placement through a securities purchase agreement executed on August 2, 2016 (the “Securities Purchase Agreement”) with an investor with respect to the sale of an aggregate of $500,000 of 3,580,531 shares of the Company’s common stock and 451 shares of the Company’s newly designated Series A Convertible Preferred Stock (the “Series A Preferred Stock”) (each share is convertible into 72,682.814 shares of the Company’s common stock). The Securities Purchase Agreement provides that the Company will obtain shareholder approval within 90 days of the date thereof to increase its authorized capital or conduct a reverse stock split such that the Company will have reserved for issuance at least 200% of the number of shares issuable upon conversion of all of the Series A Preferred Stock (the “Approval”) or be subject to liquidated damages. Company’s management and its largest shareholder have provided the Company with their irrevocable consent to the Approval.  The Securities Purchase Agreement also provides the investor with a 24-month (i) right to participate in future financings, (ii) right to purchase up to 100% of its investment at 120% of the per share purchase price, (iii) right to be issued additional securities in connection with any subsequent dilutive issuance by the Company; and (iv) right to piggyback or demand registration rights.

FORM 10 DISCLOSURE

As disclosed elsewhere in this Current Report on Form 8-K, the Company acquired Artemis upon the consummation of the Merger. Item 2.01(f) of Form 8-K provides that if the Company was a shell company, other than a business combination related shell company (as those terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) immediately before the Merger, then the Company must disclose the information that would be required if the Company were filing a general form for registration of securities on Form 10 under the Exchange Act reflecting all classes of the Company’s securities subject to the reporting requirements of Section 13 of the Exchange Act upon consummation of the acquisition transaction.

To the extent that the Company was considered to be a shell company immediately before the acquisition transaction, we are providing below the information that we would be required to disclose on Form 10 under the Exchange Act if we were to file such form. Please note that, unless the context otherwise requires, the information provided below relates to the combined Company after the acquisition of Artemis.

Item 1.01. Entry into a Material Definitive Agreement

On August 23, 2016, the Company consummated the Merger. For a description of the Merger, and the material agreements entered into therewith, please see Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets

MERGER WITH ARTEMIS THERAPEUTICS INC.

On August 23, 2016, the Company entered into the Merger Agreement with Artemis and the Subsidiary, pursuant to which Artemis merged with and into the Subsidiary, with Artemis being the surviving entity. Following the Merger, the Company adopted the business plan of Artemis.

Pursuant to the Merger Agreement, the Subsidiary merged with and into Artemis in a reverse merger, with Artemis surviving as a wholly-owned subsidiary of the Company. As consideration for the Merger, upon the Effective Time, the Company issued an aggregate of 23,000,000 shares of common stock and 2,562 shares of Series B Preferred Stock to the Artemis shareholders such that each outstanding share of Artemis common stock was exchanged for the right to receive 2,500 shares of the Company’s common stock and 0.2562 shares of the Series B Preferred Stock (each share is convertible into 72,682.814 shares of the Company’s common stock) (collectively, the “Merger Shares”). As such, at the Effective Time, the Artemis stockholders owned an equivalent of approximately 73% of the Company’s common stock, on a fully diluted basis. After giving effect to the Merger, Artemis became a wholly owned subsidiary of the Company. The parties have taken the actions necessary to provide that the Merger is treated as a “tax free exchange” under Section 351 of the Internal Revenue Code of 1986, as amended. The Merger Agreement contains customary representations, warranties and covenants of the Company and Artemis for similar transactions. The foregoing descriptions of the above referenced agreements do not purport to be complete. For an understanding of their terms and provisions, reference should be made to the Merger Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K.

As a condition for the consummation of the Merger, the Company and Artemis agreed to the following covenants and closing conditions: (i) a requirement that a concurrent financing of not less than $590,000 shall have occurred immediately prior to the Effective Time; (ii) a requirement that the Company have a cash balance of at least $590,000, exclusive of the concurrent financing at the Effective Time; (iii) a requirement that Artemis, Hadasit Medical Research Services & Development, Ltd. and Hong Kong University of Science and Technology R and D Corporation Limited have entered into and finalized a license agreement with respect to HCMV technology; (iv) the resignation of Roberto Alonso Jimenez Arias as a director of the Company at the Effective Time; (v) the appointment by Artemis of a new director; (vi) the right for Gadi Peleg, or his designee, to continue serving as a director of the Company for a period of one year from the closing of the Merger; and (vii) for a period of one year from the closing of the Merger, in the event that the Company desires to enter into a transaction involving the sale of securities at a pre-transaction valuation of $10,000,000 or less, the approval of Mr. Peleg, or his designee, shall be required prior to the Company entering into such transaction.

In conjunction with the closing of the Merger, on August 23, 2016, Roberto Alonso Jimenez Arias resigned as a director of the Company. In addition, on August 23, 2016, the Company closed on a private placement pursuant to the Securities Purchase Agreement with an investor with respect to the sale of an aggregate of $500,000 of 3,580,531 shares of the Company’s common stock and 451 shares of Series A Preferred Stock (each share is convertible into 72,682.814 shares of the Company’s common stock). The Securities Purchase Agreement provides that the Company will obtain shareholder approval within 90 days of the date thereof to increase its authorized capital or conduct a reverse stock split such that the Company will have reserved for issuance at least 200% of the number of shares issuable upon conversion of all of the Series A Preferred Stock or be subject to liquidated damages. Company’s management and its largest shareholder have provided the Company with their irrevocable consent to the Approval.  The Securities Purchase Agreement also provides the investor with a 24-month (i) right to participate in future financings, (ii) right to purchase up to 100% of its investment at 120% of the per share purchase price, (iii) right to be issued additional securities in connection with any subsequent dilutive issuance by the Company; and (iv) right to piggyback or demand registration rights.

At the effective time of the Merger, the Company’s board of directors and officers were reconstituted by the appointment of Dana Wolf as our Chief Scientific Officer and Israel Alfassi as a director.

Pro Forma Ownership

Following the issuance of the Merger Shares, the former shareholders of Artemis and/or their designees beneficially own approximately 73% of the Company’s common stock, on a fully diluted basis. For financial accounting purposes, the acquisition was treated as a reverse acquisition of the Company by Artemis, under the purchase method of accounting, and was deemed a recapitalization with Artemis as the acquirer. Upon consummation of the Merger, the Company adopted the business plan of Artemis.

DESCRIPTION OF BUSINESS OF ARTEMIS THERAPEUTICS INC.

Corporate Overview

New York Global Innovations Inc. (formerly known as InkSure Technologies Inc.), was incorporated under the laws of the State of Nevada on April 22, 1997. On July 8, 2003, the Company effected a reincorporation from Nevada to Delaware through a merger with and into its wholly-owned subsidiary, InkSure Technologies (Delaware) Inc., which was incorporated on June 30, 2003. The surviving corporation in the merger was InkSure Technologies (Delaware) Inc., which thereupon renamed itself InkSure Technologies Inc. In 2014, the Company changed its name to New York Global Innovations Inc.  Upon the closing of the Merger Agreement, Artemis became a wholly-owned subsidiary of the Company. Artemis Therapeutics Inc. was incorporated on April 19, 2016 under the laws of the State of Delaware.

Company Overview

Artemis is a biopharmaceutical company dedicated to the development of novel, safe, and effective agents for the prevention and treatment of severe and potentially life-threatening infectious diseases. The company's lead product candidate, artemisone, is a clinical-stage synthetic artemisinin derivative with antiviral and antiparasitic properties. Artemis expects to advance artemisone initially as an antiviral agent to address unmet clinical needs in the growing population of immunocompromised patients infected with human cytomegalovirus (HCMV), and other related clinical indications.

Business Strategy

Artemis’ mission is to improve the lives of patients through the creation of novel, safe, and effective anti-infective agents. To this end, Artemis plans to execute on the following strategy:

•	Rapidly and efficiently advance our lead experimental compound, artemisone, through clinical development for the prevention and treatment of human cytomegalovirus (HCMV) infection in immunocompromised patients, as well as other clinical indications.

•	Execute strategic collaborations to maximize value and extend the potential of our lead candidate across multiple disease areas. We are focused on partnerships that could expand our geographic reach and allow us to expand into additional indications.

•	Develop a pipeline of anti-infective agents either through internal drug discovery efforts or by in-licensing external experimental or commercial agents and redeveloping them as anti-infectives in novel patient populations.

Description of Market

Human cytomegalovirus (HCMV) is believed to infect 50-100% of adults by age 50. Whereas HCMV infection in healthy individuals is mostly asymptomatic, HCMV can severely affect certain high-risk groups, including immunocompromised patients (for example, transplant recipients, patients with cancer, autoimmune disease, AIDS) and congenitally-infected infants, who acquire the infection in-utero through maternal exposure.  HCMV infection occurs in approximately 60% of transplant patients as a result of immune suppression, and may lead to transplant rejection, serious illness, or death.  HCMV is also a major cause of birth defects, affecting > 5,500 infants annually in the U.S.

In addition to the foregoing, the hematopoietic stem cell transplant (HSCT) population is rapidly growing, as stem cell transplantation is increasingly utilized for treatment of multiple hematological and non-hematological diseases.  Approximately 65% of HSCT patients are at risk for HCMV reactivation.  During the first year following allogeneic HSCT, the rate of non-relapse mortality is approximately 20%, with a significant proportion of these deaths attributable to HCMV.

Treatment paradigms have evolved for addressing viral infection in HSCT and solid organ transplantation (SOT) patients, but toxicities associated with the currently available therapies have limited the significant evolution of treatment. Proof of concept for the prevention of HCMV in transplant patients (treatment beginning at or before transplant and continuing through the first 3-12 months) was established decades ago. Nonetheless, treatment-related toxicities have stalled the standard of care among HSCT recipients at “pre-emptive" therapy, where HCMV reactivation is closely monitored for in the blood, and treatment is initiated immediately after confirmation of active HCMV infection.  Although this treatment paradigm has greatly lessened fatalities associated with HCMV in transplant patients, there is still a high mortality rate and drug resistance rates are increasing.

There is a consensus that the standard of care must evolve to preventive treatment with the development of safer, more tolerable, and effective HCMV therapies.  However, at present, no therapies are approved for preventive treatment of HCMV disease. Hence, there is a great unmet need for an alternative therapy with an improved safety and tolerability profile appropriate for immunocompromised patients, and that in the future might be also extend to the setting of maternal/congenital infection.

Market Opportunity

Approximately 50,000 HSCTs and 100,000 SOTs are performed annually throughout the world, the majority of which occur at a relatively small number of treatment facilities in the United States and Europe.  This market opportunity within two closely-linked regulatory environments allows for a broad market reach with clearly defined clinical development parameters.

(numbers as of 2011 WHO census)	United States	European Union	Total
HSCT	20,000	26,000	46,000
SOT	30,000	29,000	59,000

The overall birth prevalence of congenital HCMV infection is ~ 0.7%, with even higher prevalence (1-5%) reported in developing countries. Approximately 25% of congenitally infected newborns develop permanent hearing loss and a wide range of neurodevelopmental disabilities. Currently, there are no established prenatal or neonatal measures for prevention of congenital HCMV infection and disease. Recently, postnatal treatment with intravenous ganciclovir for 6 weeks, or with oral valganciclovir (given for 6 months) has been shown to partially improve neurodevelopmental and auditory and neurodevelopmental outcomes. Yet, short-term toxicity and concerns over short- and long -term toxicity limit this treatment to children already symptomatic at birth. Once a high standard of safety profile is demonstrated for Artemis’ artemisinin derivatives, maternal/child health indication may be evaluated as a secondary market.

There is currently an increasing interest in investment in the field of HCMV prevention and treatment, as signaled by the investment of large pharmaceutical companies in HCMV vaccine and antivirals development.
Like in the case of HIV and HCV, antiviral combination approaches hold promise for more efficient HCMV prevention and eradication.

Products/Technology

Artemis’ lead product candidate, artemisone, is a novel orally-administered 10-alkylamino artemisinin derivative. Artemisone was developed via combinatorial chemistry to produce an optimized compound. Artemisone was selected based on desired physico-chemical properties, ease and low cost of production, high solubility, stability, lack of toxicity, and higher antiparasitic and antiviral efficacy than parent artemisinin compounds. Preclinical laboratory research has demonstrated the antiviral potency of artemisone against HCMV. In vitro data demonstrated the higher efficacy of artemisone compared to 1st generation artemisinin derivatives, with evidence for a novel mechanism of action. This mechanism differs from that of other anti-HCMV drugs, which target the viral DNA polymerase. This mechanistic difference suggests that artemisone may offer therapeutic benefit not only as a single agent or combination agent in front-line treatment, but also in disease that has emerged as resistant to classical antivirals.

Preclinical toxicity studies of artemisone, as well as some early clinical studies in malaria, have supported its further development as an anti-infective. With no preventive therapy approved for HCMV in HSCT recipients, Artemis is committed to moving artemisone forward initially in this clinical indication, while also continuing to invest in preclinical studies supporting other potential indications, including but not limited to other viral and parasitic infections.

Market Strategy

Subject to completing clinical development and receiving marketing approval, we intend to build a focused sales and marketing organization in the United States and potentially in Europe to sell our products. We believe that such an organization will be able to address the community of physicians who are key specialists in treating the patient populations for which our products are being developed.

We also plan to build a marketing and sales management organization to create and implement marketing strategies for any product that we market through our own sales organization and to oversee and support our sales force. The responsibilities of the marketing organization would include developing educational initiatives with respect to approved products and establishing relationships with researchers and practitioners in relevant fields of medicine.

Outside of the United States and potentially Europe, where appropriate, we may elect in the future to utilize strategic partners, distributors or contract sales forces to assist in the commercialization of our products. In certain instances, we may consider building our own commercial infrastructure.

Competition

The pharmaceutical and biotechnology industries are characterized by rapidly advancing technologies, intense competition and a strong emphasis on proprietary products. Any product candidates that we successfully develop and commercialize may compete with existing therapies and new therapies that may become available in the future.

We compete in the segments of the pharmaceutical, biotechnology and other related markets that target the prevention and treatment of viral infection. There are other companies working to develop therapies for the prevention and treatment of viral infection.

Three experimental compounds have reached late-stage clinical development. They include Letermovir from Merck, Maribavir from Viropharma, and Brincidofovir from Chimerix. Letermovir is currently being evaluated in a Phase 3 clinical trial for the prevention of HCMV infections in allogeneic hematopoietic stem cell transplant recipients. Maribavir and Brincidofovir recently failed to meet their pre-specified endpoints in their respective Phase 3 clinical trials, leaving Letermovir as the only late stage competitor. We expect the competitive marketplace to remain open to new entrants due to different antiviral modes of action and to HCMV resistance patterns.

Our competitors may have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining regulatory approvals and marketing approved medicines than we do. These competitors also compete with us in recruiting and retaining qualified scientific and management personnel and establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, our programs.

Our commercial opportunity could be reduced or eliminated if our competitors develop and commercialize medicines that are safer, more effective, have fewer or less severe side effects, are more convenient or are less expensive than any medicines that we may develop. Our competitors also may obtain United States Food & Drug Administration (the “FDA”), or other regulatory approval for their medicines more rapidly than we may obtain approval for ours, which could result in our competitors establishing a strong market position before we are able to enter the market.

Intellectual Property

On May 31, 2016, Artemis entered into a License Agreement (the “License Agreement”) with Hadasit Medical Research Services & Development Ltd. (“Hadasit”), Hong Kong University of Science and Technology R and D Corporation Limited (“RDC” and together with Hadasit, the “Licensors”). Pursuant to the terms of the License Agreement, Artemis acquired an exclusive worldwide, royalty-bearing, sub-licensable license to make any and all use of certain patents and know-how owned by the Licensors relating to artemisone.

Artemis agreed to certain development milestones, including the completion of CMC development and manufacturing for Phase I by the fourth quarter of 2017, completion of Phase I by the fourth quarter of 2019, completion of Phase II by the fourth quarter of 2022 and the first regulatory submission by the fourth quarter of 2027. Additionally, Artemis agreed to certain investment milestones, including the requirement to obtain financing of not less than $700,000 within seven months of the Effective Time, $1 million within 12 months of the Effective Time and $2 million within 24 months of the Effective Time. In the event that Artemis fails to meet the development milestone and investment milestones as set forth in the License Agreement, Hadasit has the right to terminate the License Agreement.

In addition, pursuant to the terms of the License Agreement, Artemis agreed to first offer Prof. Wolf’s laboratory at Hadassah Medical Organization, over equivalent alternatives, the option to perform all pre-clinical, research and development activities within Prof. Wolf’s expertise and her laboratory’s capabilities, each such provision of services to be conducted under a separate agreement between Artemis and Hadasit, the terms of which to be mutually agreed between Artemis and Prof. Wolf (each a “Sponsored Research Agreement”). The first Sponsored Research Agreement is to be entered into within 45 days of the Effective Time, whereby Artemis shall order services to be performed by Prof. Wolf during two 12 month consecutive periods.

In addition, pursuant to the terms of the License Agreement, Artemis is required to enter into a Consulting Agreement by and between Artemis, Prof. Wolf and Hadasit, effective as of the Effective Time (the “Consulting Agreement”). Pursuant to the terms of the Consulting Agreement, Prof. Wolf will serve as the Chief Science Officer and a member of the Scientific Advisory Board of Artemis and shall oversee research and development activities for Artemis.

Research & Development

In view of the urgent need for new and more effective antiviral drugs, Artemis’ vision is to combine innovative science and accelerated clinical development to create novel therapies against viral infections.

Preclinical laboratory research has demonstrated the antiviral potency of artemisone against HCMV. In vitro data demonstrated the higher efficacy of artemisone compared to 1st generation artemisinin derivatives, with evidence for a novel mechanism of action.

Preclinical toxicity studies, along with successful Phase 1 and malaria Phase 2 studies supported further development of artemisone. With no preventive therapy approved for HCMV in HSCT recipients, Artemis is committed to moving artemisone forward in this indication, continually investing in research and development.

Government Regulation

Government authorities in the United States, at the federal, state and local level, and in other countries and jurisdictions, including the European Union, extensively regulate, among other things, the research, development, testing, manufacture, quality control, approval, packaging, storage, recordkeeping, labeling, advertising, promotion, distribution, marketing, post-approval monitoring and reporting, and import and export of pharmaceutical products. The processes for obtaining marketing approvals in the United States and in foreign countries and jurisdictions, along with subsequent compliance with applicable statutes and regulations and other regulatory authorities, require the expenditure of substantial time and financial resources.

In the United States, the FDA approves and regulates drugs under the Federal Food, Drug, and Cosmetic Act (the “FDCA”), and implementing regulations. The failure to comply with requirements under the FDCA and other applicable laws at any time during the product development process, approval process or after approval may subject an applicant and/or sponsor to a variety of administrative or judicial sanctions, including refusal by the FDA to approve pending applications, withdrawal of an approval, imposition of a clinical hold, issuance of warning letters and other types of letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, refusals of government contracts, restitution, disgorgement of profits, or civil or criminal investigations and penalties brought by the FDA and the Department of Justice or other governmental entities.

An applicant seeking approval to market and distribute a new drug product in the United States must typically undertake the following:

•	completion of preclinical laboratory tests, animal studies and formulation studies in compliance with the FDA's Good Laboratory Practice regulations;

•	submission to the FDA of an Investigational New Drug (“IND”), which must take effect before human clinical trials may begin;

•	approval by an independent institutional review board, representing each clinical site before each clinical trial may be initiated;

•	performance of adequate and well-controlled human clinical trials in accordance with good clinical practices (“GCP”), to establish the safety and efficacy of the proposed drug product for each indication;

•	preparation and submission to the FDA of an NDA, requesting marketing for one or more proposed indications;

•	review by an FDA advisory committee, where appropriate or if applicable;

•	satisfactory completion of one or more FDA inspections of the manufacturing facility or facilities at which the product, or components thereof, are produced to assess compliance with current Good Manufacturing Practices (“cGMP”), requirements and to assure that the facilities, methods and controls are adequate to preserve the product's identity, strength, quality and purity;

•	satisfactory completion of FDA audits of clinical trial sites to assure compliance with GCPs and the integrity of the clinical data;

•	payment of user fees and securing FDA approval of the NDA; and

•	compliance with any post-approval requirements, including the potential requirement to implement a Risk Evaluation and Mitigation Strategy and the potential requirement to conduct post-approval studies.

In addition to regulations in the United States, a manufacturer is subject to a variety of regulations in foreign jurisdictions to the extent they choose to sell any drug products in those foreign countries. Even if a manufacturer obtains FDA approval of a product, it must still obtain the requisite approvals from regulatory authorities in foreign countries prior to the commencement of clinical trials or marketing of the product in those countries. For other countries outside of the European Union, the requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary.

In the European Union, marketing authorizations for medicinal products may be obtained through different procedures founded on the same basic regulatory process. The centralized procedure provides for the grant of a single marketing authorization that is valid for all EU Member States. The centralized procedure is compulsory for medicinal products produced by certain biotechnological processes, products designated as orphan medicinal products, and products with a new active substance indicated for the treatment of certain diseases. On the other hand, a decentralized procedure provides for approval by one or more other concerned EU Member States of an assessment of an application for marketing authorization conducted by one EU Member State, known as the reference EU Member State. In accordance with the mutual recognition procedure, the sponsor applies for national marketing authorization in one EU Member State. Upon receipt of this authorization the sponsor can then seek the recognition of this authorization by other EU Member States.

Employees

We currently have 4 employees and consultants. These employees oversee day-to-day operations of the Company and with the consultants, support management, engineering, manufacturing, and administration. We have no unionized employees.

We consider relations with our employees to be satisfactory.

Legal Matters

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. We are not currently a party in any legal proceeding or governmental regulatory proceeding nor are we currently aware of any pending or potential legal proceeding or governmental regulatory proceeding proposed to be initiated against us that would have a material adverse effect on us or our business.

Description of Property

Our principal executive office is currently located at 18 East 16th Street, Suite 307, New York, NY, however, we are in search of new executive offices. We do not currently own any properties.

RISK FACTORS

The risks set forth below are not the only ones facing our Company. Additional risks and uncertainties may exist that could also adversely affect our business, financial condition, prospects and/or operations. If any of the following or other risks actually materialize, our business, financial condition, prospects and/or operations could suffer. In such event, the value of our securities could decline.

We are a development-stage company and have a limited operating history on which to assess our business, have incurred losses since our inception, and anticipate that we will continue to incur significant losses for the foreseeable future.

We are a development-stage biopharmaceutical company with a limited operating history. To date we have not generated any revenues. It is not clear when we will generate revenues.  We cannot give assurances that we will be able to generate any revenues or income in the future.  There is no assurance that we will ever be profitable.

We have devoted substantially all of our financial resources to identify, acquire and license, our lead product candidate. To date, we have financed our operations primarily through the sale of equity securities. The amount of our future net losses will depend, in part, on the rate of our future expenditures and our ability to obtain funding through equity or debt financings, strategic collaborations, or grants. Biopharmaceutical product development is a highly speculative undertaking and involves a substantial degree of risk. With respect to our lead product candidate, we are in the early stages of clinical development. Even if we obtain regulatory approval to market our lead product candidate, our future revenue will depend upon the size of any markets in which our lead product candidate may receive approval, and our ability to achieve sufficient market acceptance, pricing, reimbursement from third-party payors, and adequate market share for our product candidates in those markets.

We expect to continue to incur significant expenses and increasing operating losses for the foreseeable future. We anticipate that our expenses will increase substantially if and as we:

•	continue our research and preclinical and clinical development of our lead product candidate;

•	advance our programs into more expensive clinical studies;

•	initiate additional preclinical, clinical, or other studies for our product candidates;

•	change or add additional manufacturers or suppliers;

•	seek regulatory and marketing approvals for our product candidates that successfully complete clinical studies;

•	establish a sales, marketing, and distribution infrastructure to commercialize any products for which we may obtain marketing approval;

•	make milestone or other payments under any license agreements;

•	seek to maintain, protect, and expand our intellectual property portfolio;

•	seek to attract and retain skilled personnel;

•	create additional infrastructure to support our operations as a public company and our product development and planned future commercialization efforts; and

•	experience any delays or encounter issues with any of the above, including but not limited to failed studies, complex results, safety issues, or other regulatory challenges that require longer follow-up of existing studies, additional major studies, or additional supportive studies in order to pursue marketing approval.

Further, the net losses we incur may fluctuate significantly from quarter to quarter and year to year, such that a period-to-period comparison of our results of operations may not be a good indication of our future performance.

 We have had no revenues since inception, and we cannot predict when we will achieve profitability.

Artemis has not been profitable and we cannot predict when we will achieve profitability. We have experienced net losses and have had no revenues since our inception in April 2016. We do not anticipate generating significant revenues until we successfully develop, commercialize and sell our proposed products, of which we can give no assurance. We are unable to determine when we will generate significant revenues, if any, from the sale of any of such products.

We cannot predict when we will achieve profitability, if ever. Our inability to become profitable may force us to curtail or temporarily discontinue our research and development programs and our day-to-day operations. Furthermore, there can be no assurance that profitability, if achieved, can be sustained on an ongoing basis. As of June 30, 2016, we had an accumulated liabilities of $18,000.

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.

We plan to rely on trade secrets, including unpatented know-how, technology and other proprietary information, to maintain our competitive position. We will seek to protect these trade secrets, in part, by entering into non-disclosure and confidentiality agreements with parties who have access to them, such as our employees, corporate collaborators, outside scientific collaborators, contract manufacturers, consultants, advisors and other third parties. We will seek to protect our confidential proprietary information, in part, by entering into confidentiality and invention or patent assignment agreements with our employees and consultants. Moreover, to the extent we enter into such agreements, any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor, we would have no right to prevent them, or those to whom they communicate it, from using that technology or information to compete with us. If any of our trade secrets were to be disclosed to or independently developed by a competitor, our competitive position would be harmed. In general, any loss of trade secret protection or other unpatented proprietary rights could harm our business, results of operations and financial condition.

Dependence on patent and other proprietary rights and failing to protect such rights or to be successful in litigation related to such rights may result in our payment of significant monetary damages or impact offerings in our product portfolios.

Our long-term success largely depends on our ability to market technologically competitive products. If we fail to obtain or maintain adequate intellectual property protection, we may not be able to prevent third parties from using our proprietary technologies or may lose access to technologies critical to our products. Also, our future patent applications may not result in issued patents, and issued patents are subject to claims concerning priority, scope and other issues.

Furthermore, to the extent we do not file applications for patents domestically or internationally, we may not be able to prevent third parties from using our proprietary technologies or may lose access to technologies critical to our products in other countries.

We have inadequate capital and need for additional financing to accomplish our business and strategic plans.

We have very limited funds, and such funds are not adequate to develop our current business plan. Our ultimate success may depend on our ability to raise additional capital. In the absence of additional financing or significant revenues and profits, the Company will have to approach its business plan from a much different and much more restricted direction, attempting to secure additional funding sources to fund its growth, borrowing money from lenders or elsewhere or to take other actions to attempt to provide funding. We cannot guarantee that we will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtainable on terms satisfactory to us.

Our likelihood of profitability depends on our ability to license and/or develop and commercialize products based on our lead product candidate, artemisone, a clinical-stage synthetic artemisinin derivative with antiviral and antiparasitic properties. Our lead product candidate is currently in the development stage. If we are unable to complete the development and commercialization of our products successfully, our likelihood of profitability will be limited severely.

We are engaged in the business of developing our lead product candidate, artemisone, a clinical-stage synthetic artemisinin derivative with antiviral and antiparasitic properties. We have not realized a profit from our operations to date and there is little likelihood that we will realize any profits in the short or medium term. Any profitability in the future from our business will be dependent upon successful commercialization of our lead product candidate and/or licensing of our products, which will require significant additional research and development as well as substantial clinical trials.

We will need to raise additional financing to support the research, development and manufacturing of our products but we cannot be sure we will be able to obtain additional financing on terms favorable to us when needed.  If we are unable to obtain additional financing to meet our needs, our operations may be adversely affected or terminated.

It is highly likely that we will need to raise significant additional capital in the future.  Our current financial resources are limited and may not be sufficient to finance our operations until we become profitable, if that ever happens.  It is likely that we will need to raise additional funds in the near future in order to satisfy our working capital and capital expenditure requirements. Therefore, we are dependent on our ability to sell our securities for funds, receive grants or to otherwise raise capital. There can be no assurance that we will be able to obtain financing. Any sale of our common stock in the future will result in dilution to existing stockholders and could adversely affect the market price of our common stock. Also, we may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to conduct the development and commercialization of our potential products, which could result in the loss of some or all of one's investment in our common stock.

We may not successfully maintain our existing exclusive licensing agreement with Hadasit Medical Research Services & Development Ltd. and Hong Kong University of Science and Technology R and D Corporation Limited which could adversely affect our ability to develop and commercialize our product candidates.

We rely on our existing license agreement with Hadasit Medical Research Services & Development Ltd. and Hong Kong University of Science and Technology R and D Corporation Limited with respect to the development of our lead product candidate. Our business also relies on establish new collaborative and licensing arrangements in the future. Our failure to maintain our existing license, or develop new collaborative and licensing arrangements in the future, could adversely affect our ability to develop and commercialize our product candidates and could adversely affect our business prospects, financial condition or ability to develop and commercialize our product candidates.

One of the elements of our business strategy is to license our technology to other companies. Our business strategy includes establishing collaborations and licensing agreements with one or more pharmaceutical or biotechnology companies. To date, we have entered into a license agreement with Hadasit and RDC. Notwithstanding, we may not be able to further establish or maintain such licensing and collaboration arrangements necessary to develop and commercialize our product candidates. Even if we are able to maintain or establish licensing or collaboration arrangements, these arrangements may not be on favorable terms and may contain provisions that will restrict our ability to develop, test and market our product candidates. Any failure to maintain or establish licensing or collaboration arrangements on favorable terms could adversely affect our business prospects, financial condition or ability to develop and commercialize our product candidates.

Our license agreement contains provisions that could give rise to disputes regarding the rights and obligations of the parties. These and other possible disagreements could lead to termination of the agreement or delays in collaborative research, development, supply, or commercialization of certain product candidates, or could require or result in litigation or arbitration. Moreover, disagreements could arise with our collaborators over rights to intellectual property or our rights to share in any of the future revenues of products developed by our collaborators. These kinds of disagreements could result in costly and time-consuming litigation. Any such conflicts with our collaborators could reduce our ability to obtain future collaboration agreements and could have a negative impact on our relationship with existing collaborators.

Clinical trials are very expensive, time-consuming, difficult to design and implement and involve an uncertain outcome.

Our only product candidate, artemisone,  is still in development and will require extensive clinical testing before we are prepared to submit an NDA for regulatory approval. We cannot predict with any certainty if or when we might submit an NDA for regulatory approval for artemisone or whether any such NDA will be approved by the FDA. Human clinical trials are very expensive and difficult to design and implement, in part because they are subject to rigorous regulatory requirements. The clinical trial process is also time-consuming. We estimate that clinical trials of artemisone  will take at least several years to complete. Furthermore, failure can occur at any stage of the trials, and we could encounter problems that cause us to abandon or repeat clinical trials. A number of companies in the biopharmaceutical industry have suffered significant setbacks in advanced clinical trials due to lack of efficacy or adverse safety profiles, notwithstanding promising results in earlier trials.

The commencement and completion of clinical trials may be delayed by several factors, including:

•	failure to obtain regulatory approval to commence a trial;
•	unforeseen safety issues;
•	determination of dosing issues;
•	lack of effectiveness during clinical trials;
•	slower than expected rates of patient recruitment or failure to recruit suitable patients to participate in a trial;
•	failure to manufacture sufficient quantities of a drug candidate for use in clinical trials;
•	inability to monitor patients adequately during or after treatment; and
•	inability or unwillingness of medical investigators to follow our clinical protocols.

Further, we, the FDA or an institutional review board at a clinical trial site may suspend our clinical trials at any time if it appears that we or our collaborators are failing to conduct a trial in accordance with regulatory requirements.

Even if we obtain FDA approval for artemisone in the United States, we may never obtain approval for or commercialize it in any other jurisdiction, which would limit our ability to realize its full market potential.

In order to market any products in any particular jurisdiction, we must establish and comply with numerous and varying regulatory requirements on a country-by-country basis regarding safety and efficacy. Approval by the FDA in the United States does not ensure approval by regulatory authorities in other countries or jurisdictions. In addition, clinical trials conducted in one country may not be accepted by regulatory authorities in other countries, and regulatory approval in one country does not guarantee regulatory approval in any other country. Approval processes vary among countries and can involve additional product testing and validation and additional administrative review periods. Seeking foreign regulatory approval could result in difficulties and costs for us and require additional preclinical studies or clinical trials which could be costly and time consuming. Regulatory requirements can vary widely from country to country and could delay or prevent the introduction of our products in those countries. We do not have any product candidates approved for sale in any jurisdiction, including in international markets, and we do not have experience in obtaining regulatory approval in international markets. If we fail to comply with regulatory requirements in international markets or to obtain and maintain required approvals, or if regulatory approvals in international markets are delayed, our target market will be reduced and our ability to realize the full market potential of any product we develop will be unrealized.

Third parties may initiate legal proceedings alleging that we are infringing their intellectual property rights, the outcome of which would be uncertain and could have a material adverse effect on our business.

Our commercial success depends upon our ability and the ability of our collaborators to develop, manufacture, market and sell our product candidates and use our proprietary technologies without infringing the proprietary rights of third parties. We may become party to, or threatened with, future adversarial proceedings or litigation regarding intellectual property rights with respect to our products and technology, including interference proceedings before the U.S. Patent and Trademark Office. Third parties may assert infringement claims against us based on existing patents or patents that may be granted in the future. If we are found to infringe a third party's intellectual property rights, we could be required to obtain a license from such third party to continue developing and marketing our products and technology. However, we may not be able to obtain any required license on commercially reasonable terms or at all. Even if we were able to obtain a license, it could be non-exclusive, thereby giving our competitors access to the same technologies licensed to us. We could be forced, including by court order, to cease commercializing the infringing technology or product. In addition, we could be found liable for monetary damages. A finding of infringement could prevent us from commercializing our product candidates or force us to cease some of our business operations, which could materially harm our business. We may need to seek a license for one or more of these patents.  No assurances can be given that such a license will be available on commercially reasonable terms, if at all.  Claims that we have misappropriated the confidential information or trade secrets of third parties could have a similar negative impact on our business.

Even if resolved in our favor, litigation or other legal proceedings relating to intellectual property claims may cause us to incur significant expenses, and could distract our technical and management personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments and if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our common stock. Such litigation or proceedings could substantially increase our operating losses and reduce the resources available for development activities or any future sales, marketing or distribution activities. We may not have sufficient financial or other resources to adequately conduct such litigation or proceedings. Some of our competitors are able to sustain the costs of such litigation or proceedings more effectively than we can because of their greater financial resources. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have a material adverse effect on our ability to compete in the marketplace.

Potential product liability claims could adversely affect our future earnings and financial condition.

We face an inherent business risk of exposure to product liability claims in the event that the use of our products results in adverse effects.  We may not be able to maintain adequate levels of insurance for these liabilities at reasonable cost and/or reasonable terms.  Excessive insurance costs or uninsured claims would add to our future operating expenses and adversely affect our financial condition.

We may not be able to continue as a going concern.

We had an accumulated liabilities of $18,000 at June 30, 2016. These factors raise substantial doubt in the minds of our auditors about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of the uncertainty regarding our ability to continue as a going concern. If the Company cannot continue as a going concern, its stockholders may lose their entire investment.

We rely on highly skilled personnel and, if we are unable to retain or motivate key personnel or hire additional qualified personnel, we may not be able to grow effectively.

Our performance is largely dependent on the talents and efforts of highly skilled individuals. Our future success depends on our continuing ability to identify, hire, develop, motivate, and retain highly skilled personnel for all areas of our organization. Our continued ability to compete effectively depends on our ability to retain and motivate existing employees. Due to our reliance upon skilled laborers, the failure to attract, integrate, motivate, and retain current and/or additional key employees could have a material adverse effect on our business, operating results and financial condition. We do not maintain key person life insurance for any of our employees.

If we fail to manage growth or to prepare for product scalability effectively, it could have an adverse effect on our employee efficiency, product quality, working capital levels and results of operations.

Any significant growth in the market for our products or our entry into new markets may require an expansion of our employee base for managerial, operational, financial, and other purposes. As of August 23, 2016, we had 4 full time employees outside of our management team. During any period of growth, we may face problems related to our operational and financial systems and controls, including quality control and delivery and service capacities. We would also need to continue to expand, train and manage our employee base. Continued future growth will impose significant added responsibilities upon the members of management to identify, recruit, maintain, integrate, and motivate new employees.

 Aside from increased difficulties in the management of human resources, we may also encounter working capital issues, as we will need increased liquidity to finance the development of new products, and the hiring of additional employees. For effective growth management, we will be required to continue improving our operations, management, and financial systems and controls. Our failure to manage growth effectively may lead to operational and financial inefficiencies that will have a negative effect on our profitability. We cannot assure investors that we will be able to timely and effectively meet that demand and maintain the quality standards required by our existing and potential customers.

Our management team may not be able to successfully implement our business strategies.

 If our management team is unable to execute on its business strategies, then our development, including the establishment of revenues and our sales and marketing activities would be materially and adversely affected. In addition, we may encounter difficulties in effectively managing the budgeting, forecasting and other process control issues presented by any future growth. We may seek to augment or replace members of our management team or we may lose key members of our management team, and we may not be able to attract new management talent with sufficient skill and experience.

If we are unable to retain key executives and other key affiliates, our growth could be significantly inhibited and our business harmed with a material adverse effect on our business, financial condition and results of operations.

 Our success is, to a certain extent, attributable to the management, sales and marketing, and operational and technical expertise of certain key personnel. Prof. Dana Wolf, our Chief Scientific Officer, performs key functions in the operation of our business. The loss of Prof. Wolf could have a material adverse effect upon our business, financial condition, and results of operations. If we lose the services of any senior management, we may not be able to locate suitable or qualified replacements, and may incur additional expenses to recruit and train new personnel, which could severely disrupt our business and prospects.

Risks Related To The Securities Markets And Investments In Our Common Stock

Our Executive Officers and certain stockholders possess the majority of our voting power, and through this ownership, control our Company and our corporate actions.

Our current executive officers and certain large shareholders of the Company hold approximately 45.78% of the voting power of our outstanding shares immediately after the Merger (exclusive of the shares of common stock issuable following conversion of our Series B Preferred Stock). These officers have a controlling influence in determining the outcome of any corporate transaction or other matters submitted to our stockholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, election of directors, and other significant corporate actions. As such, our executive officers have the power to prevent or cause a change in control; therefore, without their consent we could be prevented from entering into transactions that could be beneficial to us.  The interests of our executive officers may give rise to a conflict of interest with the Company and the Company’s shareholders. For additional details concerning voting power please refer to the section below entitled “Description of Securities.”

There is a substantial lack of liquidity of our common stock and volatility risks.

Our common stock is traded on the over-the-counter market with quotations published on the OTC Pink Current Information tier of the OTC Bulletin Board (the “OTCBB”), under the symbol “INKS”. The trading volume of our common stock historically has been limited and sporadic, and the stock prices have been volatile. As a result of the limited and sporadic trading activity, the quoted price for our common stock on the over-the-counter market is not necessarily a reliable indicator of its fair market value. The price at which our common stock will trade in the future may be highly volatile and may fluctuate as a result of a number of factors, including, without limitation, any potential business combination that we announce, as well as the number of shares available for sale in the market.

The trading volume of our common stock may be limited and sporadic. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.  We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained. As a result of such trading activity, the quoted price for our common stock on the OTCBB may not necessarily be a reliable indicator of our fair market value.  In addition, if our shares of common stock cease to be quoted, holders would find it more difficult to dispose of or to obtain accurate quotation as to the market value of, our common stock and as a result, the market value of our common stock likely would decline.

The market price for our stock may be volatile and subject to fluctuations in response to factors, including the following:

•	The increased concentration of the ownership of our shares by a limited number of affiliated stockholders following the Merger may limit interest in our securities;
•	variations in quarterly operating results from the expectations of securities analysts or investors;
•	revisions in securities analysts’ estimates or reductions in security analysts’ coverage;
•	announcements of new products or services by us or our competitors;
•	reductions in the market share of our products;
•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;
•	general technological, market or economic trends;
•	investor perception of our industry or prospects;
•	insider selling or buying;
•	investors entering into short sale contracts;
•	regulatory developments affecting our industry; and
•	additions or departures of key personnel.

Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain current market prices, or as to what effect that the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

Because we became public by means of a “reverse merger,” we may not be able to attract the attention of major brokerage firms.

There may be risks associated with us becoming public through a “reverse merger.” Securities analysts of major brokerage firms and securities institutions may not provide coverage of us because there were no broker-dealers who sold our stock in a public offering that would be incentivized to follow or recommend the purchase of our common stock. The absence of such research coverage could limit investor interest in our common stock, resulting in decreased liquidity.  No assurance can be given that established brokerage firms will, in the future, want to cover our securities or conduct any secondary offerings or other financings on our behalf.

Our common stock may never be listed on a major stock exchange.

While we may seek the listing of our common stock on a national or other securities exchange at some time in the future, we currently do not satisfy the initial listing standards and cannot ensure that we will be able to satisfy such listing standards or that our common stock will be accepted for listing on any such exchange.  Should we fail to satisfy the initial listing standards of such exchanges, or our common stock is otherwise rejected for listing, the trading price of our common stock could suffer, the trading market for our common stock may be less liquid, and our common stock price may be subject to increased volatility.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	changes in our industry;
•	our ability to obtain working capital financing;
•	additions or departures of key personnel;
•	limited “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;
•	sales of our common stock;
•	our ability to execute our business plan;
•	operating results that fall below expectations;
•	loss of any strategic relationship;
•	regulatory developments;
•	economic and other external factors; and
•	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies.  These market fluctuations may also materially and adversely affect the market price of our common stock.

Our common stock is subject to price volatility unrelated to our operations.

The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting the Company’s competitors or the Company itself. In addition,  the OTCBB is subject to extreme price and volume fluctuations in general.  This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

A decline in the price of our common stock could affect our ability to raise working capital and adversely impact our ability to continue operations.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital.  A decline in the price of our common stock could be especially detrimental to our liquidity and our operations.  Such reductions may force us to reallocate funds from other planned uses and may have a significant negative effect on our business plan and operations, including our ability to develop new services and continue our current operations.  If our common stock price declines, we can offer no assurance that we will be able to raise additional capital or generate funds from operations sufficient to meet our obligations.  If we are unable to raise sufficient capital in the future, we may not be able to have the resources to continue our normal operations.

Sales of our currently issued and outstanding stock may become freely tradable pursuant to Rule 144 and may dilute the market for your shares and have a depressive effect on the price of the shares of our common stock.

A portion of the outstanding shares of Common Stock are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) (“Rule 144”).  As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act and as required under applicable state securities laws. Rule 144 provides in essence that a non-affiliate who has held restricted securities for a period of at least six months may sell their shares of common stock.  Under Rule 144, affiliates who have held restricted securities for a period of at least six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1% of a company’s outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to the sale (the four calendar week rule does not apply to companies quoted on the OTCBB).  A sale under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to subsequent registrations of our shares of common stock, may have a depressive effect upon the price of our shares of common stock in any active market that may develop.

The securities issued in connection with the Merger are restricted securities and may not be transferred in the absence of registration or the availability of a resale exemption.

The shares of common stock being issued in connection with the Merger are being issued in reliance on an exemption from the registration requirements under Section 3(a)(9) of the Securities Act. Consequently, these securities will be subject to restrictions on transfer under the Securities Act and may not be transferred in the absence of registration or the availability of a resale exemption. In particular, in the absence of registration, such securities cannot be resold to the public until certain requirements under Rule 144 promulgated under the Securities Act have been satisfied, including certain holding period requirements. As a result, a purchaser who receives any such securities issued in connection with the Merger may be unable to sell such securities at the time or at the price or upon such other terms and conditions as the purchaser desires, and the terms of such sale may be less favorable to the purchaser than might be obtainable in the absence of such limitations and restrictions.

We do not plan to declare or pay any dividends to our stockholders in the near future.

We have not declared any dividends in the past, and we do not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant.  There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend.

The requirements of being a public company may strain our resources and distract management.

As a public company, we are subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). These requirements are extensive. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting.

We may incur significant costs associated with our public company reporting requirements and costs associated with applicable corporate governance requirements.  We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.  This may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations.  We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Future changes in financial accounting standards or practices may cause adverse unexpected financial reporting fluctuations and affect reported results of operations.

A change in accounting standards or practices can have a significant effect on our reported results and may even affect our reporting of transactions completed before the change is effective.  New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and may occur in the future.  Changes to existing rules or the questioning of current practices may adversely affect our reported financial results or the way we conduct business.

“Penny Stock” rules may make buying or selling our common stock difficult.

Trading in our common stock is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer that recommends our common stock to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market price and liquidity of our common stock.

POST-MERGER BENEFICIAL OWNERSHIP OF THE COMPANY’S COMMON STOCK

The following table provides information, immediately after the Merger, regarding beneficial ownership of our common stock by: (i) each person known to us who beneficially owns more than five percent of our common stock; (ii) each of our directors; (iii) each of our executive officers; and (iv) all of our directors and executive officers as a group.

The number of shares beneficially owned is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares.

Shareholder(1)	Beneficial Ownership	Percent of Class(2)
Israel Alfassi (3)	1,500,000	2.10%
Chanan Morris	0	0%
Gadi Peleg	3,477,778	4.98%
Dana Wolf	0	0%
Officers and Directors as a group (4 persons)	4,977,778	7.13%
Other 5% Holders
Tonak Ltd.(4)	17,047,500	24.44%
ICTS International N.V. and affiliates(5)	9,915,555	14.21%

(1)	The address for all officers and directors is 18 East 16th Street, Suite 307, New York, NY.
(2)	Based upon 69,754,123 shares of common stock outstanding as of August 23, 2016.

(3)	Does not include 153.72 shares of Series B Preferred Stock exercisable into 11,172,976 shares of Common Stock.

(4)
Consists of 17,047,500 shares of common stock beneficially owned by Tonak Ltd. Mr. Nadav Kidron is the natural person with voting and dispositive power over our securities held by Tonak Ltd. Does not include 1,747.03 shares of Series B Preferred Stock exercisable into 126,980,868 shares of Common Stock.

(5)
Includes 544,118 shares of common stock beneficially owned by ICTS-USA, Inc., a wholly owned subsidiary of ICTS International, N.V.; 3,075,676 shares of common stock beneficially owned by ICTS Information Systems, B.V., a wholly owned subsidiary of ICTS International, N.V.; and 6,295,761 shares of common stock owned by ICTS International N.V. ICTS-USA, Inc.’s, ICTS Information Systems, B.V.’s and ICTS International N.V.’s address is, Walaardt, Screstraat 425-2, 1117 BM Schiphol Oost, Netherlands. This information is based solely on information provided by the Company’s Transfer Agent, Pacific Stock Transfer Company as of August 23, 2016.

MANAGEMENT

Name	Age	Position
Chanan Morris	50	Chief Financial Officer
Dana Wolf	59	Chief Scientific Officer
Israel Alfassi	48	Director
Gadi Peleg	41	Director

Dana Wolf was appointed as Chief Scientific Officer in August 2016 in conjunction with the closing of the Merger. From 2001 until the present, Prof. Wolf has served as the Head of Clinical Virology, and from 1996 until the present has served as a Senior physician for infectious diseases, at the Hadassah University Hospital in Jerusalem, Israel, where she had previously completed her Internal Medicine residency and her clinical fellowship in Infectious Diseases.   Prof. Wolf has also served as the Director of National influenza center in Israel from 2002 until the present, as well as served on the National Advisory Committee on Immunization practices and Infectious Diseases from 2005 until the present. In addition, Prof. Wolf has been a member of the National Epidemics Preparedness Team from 2009 to the present and from 2008 to 2013 served on the National Laboratory Advisory Committee. In 2014, Prof. Wolf was the recipient of the Landau Prize for the Science and Performing Arts in the field of virology. Prof. Wolf holds an M.D from the Hadassah Hebrew University Medical School.

Chanan Morris was appointed as Chief Financial Officer in September 2014.  Since October 2011, Mr. Morris has also served as the Vice President of Finance at Mango DSP Ltd., which provides intelligent video solutions using video encoding appliances and intelligent video analytics.  He also provides CFO and business services to public companies and start-up companies. Prior to joining Mango, Mr. Morris served as the Vice President of Finance at Power Paper Ltd. Mr. Morris holds a B.A. in Accounting from Northeastern Illinois University.

Israel Alfassi was appointed as a Director in August 2016 in conjunction with the closing of the Merger. From 2007 to 2009, Mr. Alfassi served as a Director and Vice President of Products and Business Development for DVTel, later acquired by Flir Systems, Inc. (NASDAQ: FLIR), which provides video surveillance HW & SW solutions. During 2012 he served as the Vice President of Products, and from 2010 to 2011 as Director of Product management and Marketing, for 3i-Mind, a company which primarily provides advanced security solutions & services for governments. Since 2009, Mr. Alfassi has also served in various entrepreneurial roles as the co-founder of TraceTech Security, an Israeli company focused on explosive and drug trace detection products, the Chief Executive Officer of LoginWall, a cyber security company, the Vice President Products of Kaymera, a leading cyber security provider of secured mobile communication solutions and as a founder of AlgoCrowd Trading, a crowd wisdom based Algotrading Company.

Gadi Peleg was appointed as a director in August 2008. Since May 2003, Mr. Peleg has been the president of Cape Investment Advisors, Inc., a private investment firm. Mr. Peleg also serves on the Board of Directors of Atelier 4, Inc., a logistics firm specializing in the care and transport of fine art and antiquities, which he joined in November 2005. Mr. Peleg received his B.S. from Columbia School of Engineering and Applied Science in 1997, and completed the Owner/President Management Program of Harvard Business School in 2008.  Mr. Peleg’s diverse investment and managerial experience make him suitable to serve as a director of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers, and persons who own more than 10% of our common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock and our other equity securities. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2015, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were filed on a timely basis.

Code of Ethics

We have adopted a code of conduct and ethics that applies to all of our employees, including our Principal Executive Officer and Chief Financial Officer. The text of the code of conduct and ethics is available at no charge upon request. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of any such amendment or waiver.

CORPORATE GOVERNANCE

Audit Committee. In 2014 the Audit Committee was disbanded.  Currently, the Board of Directors recommends to retain or terminate the services of our independent accountants, reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits.  We do not currently have any audit committee financial expert on our Board of Directors.

Compensation Committee. In 2014 the Compensation Committee was disbanded.  The Board of Directors has not established a compensation committee primarily because the current composition and size of the Board of Directors permits candid and open discussion regarding compensation of the Company’s executive officers and administration of plans of the Company under which Company securities may be acquired by directors, executive officers, employees and consultants.

Nominating Committee. We do not have a standing nominating committee. The Board of Directors has not established a nominating committee primarily because the current composition and size of the Board of Directors permits candid and open discussion regarding potential new members of the Board of Directors. The entire Board of Directors currently operates as the nominating committee for us. There is no formal process or policy that governs the manner in which we identify potential candidates for the Board of Directors. Historically, however, the Board of Directors has considered several factors in evaluating candidates for nomination to the Board of Directors, including the candidate’s knowledge of the company and its business, the candidate’s business experience and credentials, and whether the candidate would represent the interests of all the company’s stockholders as opposed to a specific group of stockholders. We do not have a formal policy with respect to our consideration of Board of Directors nominees recommended by our stockholders. However, the Board of Directors will consider candidates recommended by stockholders on a case-by-case basis. A stockholder who desires to recommend a candidate for nomination to the Board of Directors should do so by writing to us at 18 East 16th Street, Suite 307, New York, NY 10003, Attn: Chairman of the Board.

Summary Compensation of Executive Officers

The following table sets forth all of the compensation awarded to, earned by or paid to (i) each individual serving as Artemis’ principal executive officer during the last completed fiscal years ending December 31, 2015 and 2014; (ii) each other individual that served as an executive officer of the Company at the conclusion of the fiscal year ended December 31, 2015 and who received in excess of $100,000 in the form of salary and bonus during such fiscal year.

Summary Compensation of Executive Officers

Name and Principal Position	Year	Salary	Bonus	Equity Awards	Option Awards	All Other Compensation	Total
Chanan Morris	2015	-	-	-	-	-	-
Chief Financial Officer	2014	-	-	-	-	-	-

Dana Wolf	2015	-	-	-	-	-	-
Chief Scientific Officer	2014	-	-	-	-	-	-

Outstanding Equity Awards at Fiscal Year-End

The Company had no unexercised option and non-vested stock award held by any of the Company’s named executive officers as of December 31, 2015.

Compensation of Directors

The Company did not pay any fees to their respective directors for attendance at meetings of the board; however, the Company may adopt a policy of making such payments in the future.  The Company may reimburse out-of-pocket expenses incurred by directors in attending board and committee meetings.

Director Independence

As our common stock is currently traded on the OTCBB, we are not subject to the rules of any national securities exchange which require that a majority of a listed Company’s directors and specified committees of the Board of Directors meet independence standards prescribed by such rules. Nonetheless, none of the directors currently serving on the Board of Directors is an independent director within the meaning of NASDAQ Rule 5605(a)(2).

DESCRIPTION OF SECURITIES

General

The Company’s authorized capital stock consists of 85,000,000 shares of capital stock, par value $0.01 per share, of which 75,000,000 shares are common stock, par value $0.01 per share and 10,000,000 shares are “blank check” preferred stock, par value $0.01 per share. After the closing of the Merger, the Company had 69,754,123 shares of common stock issued and outstanding held by approximately 77 shareholders of record, excluding an unknown amount of shareholders holding their ownership in street name.

Common Stock

Holders of Company’s common stock are entitled to one vote per share on each matter submitted to vote at a meeting of Company’s stockholders. Holders of common stock do not have cumulative voting rights. Stockholders do not have any preemptive rights or other similar rights to acquire additional shares of Company’s common stock or other securities. Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of liquidation, dissolution or winding up, subject to preferences that may be applicable to any then-outstanding preferred stock, each outstanding share of common stock entitles its holder to participate ratably in all remaining assets of the Company that are available for distribution to stockholders after providing for each class of stock, if any, having preference over the common stock.

Preferred Stock

The Company’s Amended Certificate of Incorporation authorizes the issuance of 10,000,000 shares of “Blank Check” Preferred Stock, par value $0.01 per share, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue from time to time shares of preferred stock in one or more series. Each such series of Preferred Stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the Company’s board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights. There are 1,000 shares of Series A Preferred Stock authorized and 451 of such shares outstanding held by 1 shareholder and 5,000 shares of Series B Preferred Stock authorized and 2,562 of such shares outstanding held by approximately 8 shareholders.

Series A Preferred Stock

In conjunction with the closing of the Merger, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock (the “Series A Certificate of Designation”) with the Secretary of State of the State of Delaware to amend its articles of incorporation. The Series A Certificate of Designations sets forth the rights, preferences and privileges of the Series A Preferred Stock. As provided in the Company’s articles of incorporation. The following is a summary of the rights, privileges and preferences of the Series A Preferred Stock:

Number of Shares. The number of shares of Preferred Stock designated as Series A Preferred Stock will be 1,000.

Conversion: The Series A Preferred Stock shall be convertible at the option of the holder, into common stock by dividing the Stated Value by the Conversion Price. The Stated Price of the Series A Preferred Stock is $1,000 and the Conversion price of the Series A Preferred Stock is $0.0137584106195998, each subject to adjustments for stock dividends, splits, combinations and similar events as described in the form of Series A Certificate of Designations.

Dividends: The Series A Preferred Stock is not entitled to receive any special dividend but shall be entitled to receive dividends as and when paid to the holders of common stock of the Company on an as-converted basis.

Voting Rights: Except as otherwise provided in the Series A Certificate of Designation or as otherwise required by law, the Series A Preferred Stock shall have no voting rights. However, as long as any shares of Series A Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of Series A Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend the Series A Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series A Preferred Stock, (c) increase the number of authorized shares of Series A Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Series B Preferred Stock

In conjunction with the closing of the Merger, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the “Series B Certificate of Designation”) with the Secretary of State of the State of Delaware to amend its articles of incorporation. The Series B Certificate of Designations sets forth the rights, preferences and privileges of the Series B Preferred Stock. As provided in the Company’s articles of incorporation. The following is a summary of the rights, privileges and preferences of the Series B Preferred Stock:

Number of Shares. The number of shares of Preferred Stock designated as Series B Preferred Stock will be 5,000.

Conversion: The Series B Preferred Stock will automatically convert into shares of common stock determined by dividing the Stated Value of such share of Series B Preferred Stock by the Conversion Price automatically on the date of the Company’s implementation of the Approval (such date, the “Conversion Date”). The Stated Price of the Series B Preferred Stock is $1,000 and the Conversion price of the Series B Preferred Stock is $0.0137584106195998, each subject to adjustments for stock dividends, splits, combinations and similar events as described in the form of Series B Certificate of Designations.

Dividends: The Series B Preferred Stock is not entitled to receive any special dividend but shall be entitled to receive dividends as and when paid to the holders of common stock of the Company on an as-converted basis.

Voting Rights: Except as otherwise provided in the Series B Certificate of Designation or as otherwise required by law, the Series B Preferred Stock shall have no voting rights. However, as long as any shares of Series B Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of Series B Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend the Series B Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series B Preferred Stock, (c) increase the number of authorized shares of Series B Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

MARKET FOR COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER
PURCHASES OF EQUITY SECURITIES

The following table sets forth, for the fiscal periods indicated, the high and low bid prices of a share of our common stock as reported by the OTCBB under the symbol “INKS” for the periods indicated. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	HIGH	LOW
FISCAL YEAR 2014
1st Quarter	$0.03	$0.02
2nd Quarter	$0.05	$0.03
3rd Quarter	$0.04	$0.02
4th Quarter	$0.03	$0.01

FISCAL YEAR 2015
1st Quarter	$0.02	$0.01
2nd Quarter	$0.02	$0.01
3rd Quarter	$0.01	$0.01
4th Quarter	$0.01	$0.01

FISCAL YEAR 2016
1st Quarter	$0.01	$0.01
2nd Quarter	$0.01	$0.01
3rd Quarter (through August 26, 2016)	$0.01	$0.01

As of August 23, 2016, there were approximately 77 holders of record of our common stock.

We have not paid dividends on our common stock since inception and we do not intend to pay any dividends to our stockholders in the foreseeable future. We currently intend to retain earnings, since the Company has no current business or development projects. The declaration of dividends in the future will be at the election of our Board of Directors and will depend upon our earnings, capital requirements, financial position, general economic conditions, and other factors the Board of Directors deem relevant.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Company’s Certificate of Incorporation and By-laws provide, to the fullest extent permitted by Delaware law, that the officers and directors of the Company who was or is a party to or is threatened to be made a party to, any threatened, or pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of fact that he/she is or was acting as the incorporator, officer, director or nominee officer/director or was serving in any capacity at any time. Furthermore, it is the responsibility of the Company to pay for all legal expenses that may occur on behalf of the party who may come under any such type of action.

Delaware General Corporate Law (“GCL”) Section 145 provides the Company with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful.

Under GCL Section 145, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

Pursuant to the Company’s Certificate of Incorporation and By-laws, we may indemnify an officer or director who is made a party to any proceeding, because of his position as such, to the fullest extent authorized by GCL, as the same exists or may hereafter be amended. In certain cases, we may advance expenses incurred in defending any such proceeding.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

Anti-Takeover Effect of Delaware Law, Certain Charter and Bylaw Provisions

Our certificate of incorporation and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control of our company. These provisions are as follows:

•
they provide that special meetings of stockholders may be called only by the Board of Directors, Chief Executive Officer, President or our Chairman of the Board of Directors, or at the request, in writing, by stockholders of record owning at least sixty-six and two-thirds (66 2/3%) percent of the issued and outstanding voting shares of common stock;

•
they do not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority stockholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority stockholders to effect changes in our Board of Directors; and

•	they allow us to issue, without stockholder approval, up to 10,000,000 shares of preferred stock that could adversely affect the rights and powers of the holders of our common stock.

We are subject to the provisions of Section 203 of the GCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in the following prescribed manner:

•
prior to the time of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; and

•
on or subsequent to the time of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, for purposes of Section 203, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, owned 15% or more of a corporation’s outstanding voting securities.

Item 2.02. Results of Operations and Financial Condition.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) covers information pertaining to the Company up to June 30, 2016 and should be read in conjunction with the audited financial statements and related notes of the Company as of and for the period ended June 30, 2016. Except as otherwise noted, the financial information contained in this MD&A and in the financial statements has been prepared in accordance with accounting principles generally accepted in the United States of America. All amounts are expressed in U.S. dollars unless otherwise noted.

OVERVIEW

Artemis is a biopharmaceutical company dedicated to the development of novel, safe, and effective agents for the prevention and treatment of severe and potentially life-threatening infectious diseases. The company's lead product candidate, artemisone, is a clinical-stage synthetic artemisinin derivative with antiviral and antiparasitic properties. Artemis expects to advance artemisone initially as an antiviral agent to address unmet clinical needs in the growing population of immunocompromised patients infected with human cytomegalovirus (HCMV), and other related clinical indications.

On May 31, 2015, Artemis entered into the License Agreement with Hadasit and RDC, pursuant to which Artemis acquired a worldwide, royalty-bearing license to make any and all use of certain patents and know-how owned by the Hadsit and RDC relating to artemisone. Artemis will rely primarily on the License Agreement with respect to the development of artemisone, its lead product candidate.

To date, we have not generated revenue from the sale of our lead product candidate and do not anticipate generating any revenue for an extended period of time. Our financing activities are described below under “Liquidity and Capital Resources.”

THREE MONTHS ENDED JUNE 30, 2016

REVENUES. The Company has no revenue-producing operations.

CONTRACTUAL OBLIGATIONS AND COMMITMENTS. As of June 30, 2016, the Company has no contractual commitments.

LIQUIDITY AND CAPITAL RESOURCES. We have incurred no losses since our inception in April 2016.  Losses are anticipated n the foreseeable future.

We do not have any material capital commitments for capital expenditures as of June 30, 2016.

As of June 30, 2016, we had a zero cash balance.  We had negative cash flows from operating activities of $109 in the three months ended June 30, 2016. The negative cash flows from operating activities in the three months ended June 30, 2016 are attributable mainly to an increase in other accounts receivable and prepaid expenses of $127 and an increase in accounts payable of $18.

We had a cash flow of $109 from investing activities in the three months ended June 30, 2016. This cash flow from investing activities was attributable to an investment in shares.

Liquidity and Capital Resources

We have incurred net operating losses since inception, continuing through June 30, 2016. We have been funded primarily by equity issuances to execute on our business plan and for working capital. Our principal source of liquidity is our cash. At June 30, 2016, we had cash and cash equivalents totaling approximately $127,000. We believe our existing available cash is insufficient to enable the Company to meet the working capital requirements for the near future. Consequently, we will be required to raise additional capital to complete the development and commercialization of our lead product candidate. However, there can be no assurance that we will be able to raise additional capital on terms acceptable to us, or at all. We will incur increased costs as a result of being a public company, which could affect our profitability and operating results.

Upon effectiveness of the Merger, we will be obligated to file annual, quarterly and current reports with the SEC pursuant to the Exchange Act. In addition, Sarbanes-Oxley and the rules subsequently implemented by the SEC and the Public Company Accounting Oversight Board have imposed various requirements on public companies, including requiring changes in corporate governance practices. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities of ours more time-consuming and costly.

Management has determined that additional capital will be required and will likely be in the form of equity or debt securities. In addition, if we cannot raise additional short term capital we will be forced to continue to further accrue liabilities due to our limited cash reserves. There are no assurances that management will be able to raise capital on terms acceptable to the Company. If we are unable to obtain sufficient amounts of additional capital, we may be required to reduce the scope of our planned development, which could harm our business, financial condition and operating results. If we obtain additional funds by selling any of our equity securities or by issuing common stock to pay current or future obligations, the percentage ownership of our stockholders will be reduced, stockholders may experience additional dilution, or the equity securities may have rights preferences or privileges senior to the common stock. If adequate funds are not available to us when needed on satisfactory terms, we may be required to cease operating or otherwise modify our business strategy.

OFF BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Item 3.02. Unregistered Sales of Equity Securities

As disclosed in Item 2.01, in connection with the Merger, the Company issued an aggregate of 23,000,000 shares of common stock and 2,562 Series B Preferred Stock such that each outstanding share of Artemis common stock was exchanged for the right to receive 2,500 shares of the Company’s common stock and 0.2562 shares of the Company’s Series B Preferred Stock (each share which shall be convertible into 72,682.814 shares of the Company’s common stock).

In addition, as disclosed in item 2.01, in conjunction with the closing of the Merger, on August 23, 2016, the Company closed on a private placement relating to the Securities Purchase Agreement with an investor with respect to the sale of an aggregate of $500,000 of the Company’s common stock and Series A Preferred Stock (each share is convertible into 72,682.814 shares of the Company’s common stock). The Securities Purchase Agreement provides that the Company will obtain shareholder approval within 90 days of the date thereof to increase its authorized capital or conduct a reverse stock split such that the Company will have reserved for issuance at least 200% of the number of shares issuable upon conversion of all of the Series A Preferred Stock or be subject to liquidated damages. Company’s management and its largest shareholder have provided the Company with their irrevocable consent to the Approval.  The Securities Purchase Agreement also provides the investor with a 24-month (i) right to participate in future financings, (ii) right to purchase up to 100% of its investment at 120% of the per share purchase price, (iii) right to be issued additional securities in connection with any subsequent dilutive issuance by the Company; and (iv) right to piggyback or demand registration rights.

With respect to the Merger Shares, the Company relied on the exemption from federal registration under Section 3(a)(9) of the Securities Act. With respect to the Series A Preferred Stock issued and sold pursuant to the Securities Purchase Agreement, the Company relied on the exemption from federal registration under Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder, as the issuance of such securities did not involve a public offering, and there was 1 accredited investor that purchased such securities.

Item 5.01. Changes in Control of Registrant

The disclosures set forth in Item 2.01 are hereby incorporated by reference into this Item 5.01.

Item 5.02.                                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers

The disclosures set forth in Item 2.01 are hereby incorporated by reference into this Item 5.02.

 Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As disclosed in Item 2.01, in conjunction with the closing of the Merger, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock (the “Series A Certificate of Designation”) with the Secretary of State of the State of Delaware to amend its articles of incorporation. The Series A Certificate of Designations sets forth the rights, preferences and privileges of the Series A Preferred Stock. As provided in the Company’s articles of incorporation. The following is a summary of the rights, privileges and preferences of the Series A Preferred Stock:

Number of Shares. The number of shares of Preferred Stock designated as Series A Preferred Stock will be 1,000.

Conversion: The Series A Preferred Stock shall be convertible at the option of the holder, into common stock by dividing the Stated Value by the Conversion Price. The Stated Price of the Series A Preferred Stock is $1,000 and the Conversion price of the Series A Preferred Stock is $0.0137584106195998, each subject to adjustments for stock dividends, splits, combinations and similar events as described in the form of Series A Certificate of Designations.

Dividends: The Series A Preferred Stock is not entitled to receive any special dividend but shall be entitled to receive dividends as and when paid to the holders of common stock of the Company on an as-converted basis.

Voting Rights: Except as otherwise provided in the Series A Certificate of Designation or as otherwise required by law, the Series A Preferred Stock shall have no voting rights. However, as long as any shares of Series A Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of Series A Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend the Series A Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series A Preferred Stock, (c) increase the number of authorized shares of Series A Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

As disclosed in Item 2.01, in conjunction with the closing of the Merger, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the “Series B Certificate of Designation”) with the Secretary of State of the State of Delaware to amend its articles of incorporation. The Series B Certificate of Designations sets forth the rights, preferences and privileges of the Series B Preferred Stock. As provided in the Company’s articles of incorporation. The following is a summary of the rights, privileges and preferences of the Series B Preferred Stock:

Number of Shares. The number of shares of Preferred Stock designated as Series B Preferred Stock will be 5,000.

Conversion: The Series B Preferred Stock will automatically convert into shares of common stock determined by dividing the Stated Value of such share of Series B Preferred Stock by the Conversion Price automatically on the date of the Company’s implementation of the Approval (such date, the “Conversion Date”). The Stated Price of the Series B Preferred Stock is $1,000 and the Conversion price of the Series B Preferred Stock is $0.0137584106195998, each subject to adjustments for stock dividends, splits, combinations and similar events as described in the form of Series B Certificate of Designations.

Dividends: The Series B Preferred Stock is not entitled to receive any special dividend but shall be entitled to receive dividends as and when paid to the holders of common stock of the Company on an as-converted basis.

Voting Rights: Except as otherwise provided in the Series B Certificate of Designation or as otherwise required by law, the Series B Preferred Stock shall have no voting rights. However, as long as any shares of Series B Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of Series B Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend the Series B Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series B Preferred Stock, (c) increase the number of authorized shares of Series B Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

 Item 5.06. Change in Shell Company Status

Following the consummation of the Merger described in Item 1.01 and Item 2.01 of this Current Report on Form 8-K, the Company believes that it is not a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

4.1	Certificate of Designation of Series B Convertible Preferred Stock.

4.2	Certificate of Designation of Series A Convertible Preferred Stock.

10.1	Agreement and Plan of Merger, dated August 2, 2016 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 2, 2016).

10.2	Securities Purchase Agreement, dated August 2, 2016.

99.1	Pro forma unaudited combined financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW YORK GLOBAL INNOVATIONS INC.
Dated: August 29, 2016
	By:	/s/ Chanan Morris
Name: Chanan Morris
Title: Chief Financial Officer

ARTEMIS THERAPEUTICS INC

FINANCIAL STATEMENTS

AS OF JUNE 30, 2016

U.S. DOLLARS IN THOUSANDS

Troyaner, Gelber, Aloni – Certified Public Accountants

REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM
TO THE STOCKHOLDERS OF ARTEMIS THERAPEUTICS INC.

We have audited the accompanying balance sheets of ARTEMIS THERAPEUTICS INC.
.(“the Company”) as of June 30, 2016 and the related statements of operations, shareholders’ equity and cash flows for the year in the period ended June 30, 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor where we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2016, and the results of their operations and their cash flows for the period ended June 30, 2016 in conformity with accounting principles generally accepted in the United States of America.

Troyaner, Gelber, Aloni – Certified Public Accountants

Tel Aviv, Israel
August 18, 2016

ARTEMIS THERAPEUTICS INC.
BALANCE SHEET
(U.S. DOLLARS IN THOUSANDS)

		JUNE 30, 2016
ASSETS

CURRENT ASSETS:
Cash and cash equivalents
Other accounts receivable and prepaid expenses	(3)	$127

TOTAL CURRENT ASSETS		127

TOTAL ASSETS		$127
LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accrued expenses and other payables		$18

TOTAL CURRENT LIABILITIES

Warrants to issue shares

TOTAL LIABILITIES

STOCKHOLDERS’ EQUITY:

TOTAL STOCKHOLDERS’ EQUITY		109

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY		$127

The accompanying notes are an integral part of the financial statements.

ARTEMIS THERAPEUTICS INC.
STATEMENTS OF OPERATIONS
(U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

JUNE 30, 2016

Revenues	$-
Cost of revenues	-

Gross profit	-

Income from sale of operations, net	-

Operating expenses:
Research and development	-
Selling and marketing	-
General and administrative	-

Total operating expenses	-

Operating loss	-

Financial income (expenses), net
Financial income related to warrants	-
Total financial income, net
-
Other loss	-

Net loss	$-

The accompanying notes are an integral part of the financial statements.

ARTEMIS THERAPEUTICS INC.
STATEMENTS OF STOCKHOLDERS’ EQUITY
U.S. DOLLARS IN THOUSANDS (EXCEPT SHARE AND PER SHARE DATA)

	SHARE CAPITAL	ADDITIONAL PAID-IN CAPITAL	TOTAL STOCKHOLDERS EQUITY

BALANCE AS OF JANUARY 1, 2016	$–	$–	$–

Establishment of the company April 2016		109	109

Net Profit	–	–	–

BALANCE AS OF JUNE 30, 2016	$–	$109	$109

The accompanying notes are an integral part of the financial statements.

STATEMENTS OF CASH FLOWS

(U.S. DOLLARS IN THOUSANDS)

JUNE 30, 2016

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$-
Adjustments required to reconcile net loss to net cash used in operating activities:
Decrease (increase) in other accounts receivable and prepaid expenses	(127)
Decrease in employees and payroll accruals
Changes in warrants to issue shares
Increase in accrued expenses and other payables	18

NET CASH USED IN OPERATING ACTIVITIES	109

CASH FLOWS FROM INVESTING ACTIVITIES:

Investment in Shares	109

NET CASH PROVIDED BY INVESTING ACTIVITIES	109

Increase (decrease) in cash and cash equivalents	-
Cash and cash equivalents at the beginning of the year	-

Cash and cash equivalents at the end of the period	$-

The accompanying notes are an integral part of the financial statements

CONDENSED STATEMENTS OF CASH FLOWS
ARTEMIS THERAPEUTICS INC.

(U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

NOTE 1: BASIS OF PRESENTATION

The accompanying audited interim financial statements have been prepared, in accordance with accounting principles generally accepted in the United States of America, or US GAAP, for interim financial information and the instructions to Form 10-Q and Article 10 of Regulation S-X. These financial statements reflect all adjustments, consisting of normal recurring adjustments and accruals, which are, in the opinion of management, necessary for a fair presentation of the financial position of the Company as of June 30, 2016 and the results of operations and cash flows for the interim periods indicated in conformity with US GAAP applicable to interim periods. Accordingly, certain information and footnote disclosures normally included in annual financial statements prepared in accordance with US GAAP have been condensed or omitted.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

The financial statements are prepared in accordance with United States generally accepted accounting principles, or U.S. GAAP.

A.	USE OF ESTIMATES:

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

B.	CASH EQUIVALENTS:

Cash equivalents are short-term highly liquid investments purchased with maturities of three months or less as of the date acquired.

C.	INVENTORIES:

Inventories are stated at the lower of cost or market value. Cost is determined as follows: Raw materials, parts and supplies - using the “first-in, first-out” method.
Work in progress and finished products - on the basis of direct manufacturing costs with the addition of allocable indirect manufacturing costs.

D.	FAIR VALUE OF FINANCIAL INSTRUMENTS:

The carrying amounts reported in the balance sheet for cash and cash equivalents, trade receivables, and trade payables approximate their fair value due to the short-term maturities of such instruments.

E.	FAIR VALUE MEASUREMENTS:

ASC Topic 820 “Fair Value Measurements and Disclosures” defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The Topic defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 also establishes a fair value hierarchy that emphasizes use of observable inputs and minimizes use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

NOTE 3 - OTHER ACCOUNTS RECEIVABLE AND PREPAID EXPENSES

AS OF JUNE 30, 2016

Prepaid expenses	$-
Other	127

$127

NOTE 4 - STOCK CAPITAL

A.            STOCKHOLDERS’ RIGHTS:

Shares of common stock confer upon the holders the right to receive notice to participate and vote in the general meetings of the Company, and the right to receive dividends, if and when declared.